  Exhibit 2.6

Level Beauty Group, Inc.

BYLAWS

Effective
as of
March 18, 2015

TABLE OF CONTENTS
  Page

1	Offices	i
1.1.	Registered Office	i
1.2.	Other Offices	i
2	Meetings of Stockholders	i
2.1.	Place of Meetings	i
2.2.	Annual Meetings	i
2.3.	Special Meetings	i
2.4.	Notice of Meetings	ii
2.5.	Waivers of Notice	ii
2.6.	List of Stockholders	ii
2.7.	Quorum at Meetings	iii
2.8.	Voting and Proxies	iii
2.9.	Required Vote	iii
2.10.	Action Without a Meeting	iii
3	Directors	iv
3.1.	Powers	iv
3.2.	Number of Directors	iv
3.3.	Nomination and Election of Directors	iv
3.4.	Vacancies	v
3.5.	Meetings	v
3.6.	Quorum and Vote at Meetings	vi
3.7.	Committees of Directors	vi
3.8.	Compensation of Directors	vii
3.9.	Chairman of the Board	vii
4	Officers	vii
4.1.	Positions	vii
4.2.	President	vii
4.3.	Vice President	vii
4.4.	Secretary	viii
4.5.	Assistant Secretary	viii
4.6.	Treasurer	viii
4.7.	Assistant Treasurer	viii
4.8.	Term of Office	viii
4.9.	Compensation	ix
4.10.	Fidelity Bonds	ix
5	Capital Stock	ix
5.1.	Certificates of Stock; Uncertificated Shares	ix
5.2.	Lost Certificates	ix
5.3.	Record Date	x
5.4.	Stockholders of Record	xi
6	Indemnification; Insurance	xi
6.1.	Authorization of Indemnification	xi
6.2.	Non-exclusivity	xii
6.3.	Survival of Indemnification	xii
6.4.	Insurance	xii
7	General Provisions	xii
7.1.	Inspection of Books and Records	xii
7.2.	Dividends	xii
7.3.	Reserves	xiii
7.4.	Execution of Instruments	xiii
7.5.	Fiscal Year	xiii
7.6.	Seal	xiii

Bylaws
of
Level Beauty Group, Inc.,
a North Carolina corporation
1.
 Offices
1.1.
 Registered Office
The initial registered office of Level Beauty Group, Inc., a North Carolina corporation (the “Corporation”), shall be located at 4521 Sharon Road, Suite 450, Charlotte, North Carolina, Mecklenburg County, 28211. The registered agent of the Corporation at such address shall be Marty A. Sumichrast.
1.2.
 Other Offices
The Corporation may also have offices at such other places, both within and without the State of North Carolina, as the Board of Directors may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.
2.
 Meetings of Stockholders
2.1.
 Place of Meetings
All meetings of the stockholders shall be held at such place as may be fixed from time to time by the Board of Directors, the Chairman or the President. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the General Corporation Law of the State of North Carolina (the “North Carolina General Corporation Law”).
2.2.
 Annual Meetings
The Corporation shall hold annual meetings of stockholders, commencing with the fiscal year 2016, on such date and at such time as shall be designated from time to time by the Board of Directors, the Chairman or the President, at which stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.
2.3.
 Special Meetings
Special meetings of the shareholders may be called for any purpose or purposes, unless otherwise prescribed by statute or these Bylaws, (a) by the President, the Board of Directors or the Chairman of the Board of Directors or (b) upon the written request (the “Notice”) of the holder or holders of not less than ten percent (10%) of the outstanding shares of common stock, determined on an as-converted basis. Special meetings called in accordance with subsection (b) above shall be called by the Secretary within thirty (30) days after the delivery to the Secretary of the Notice. Such Notice must be signed, dated and delivered to the Secretary and must describe the purpose or purposes for which the meeting is to be held. Business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the Notice (except to the extent that such Notice is waived or is not required as provided in the North Carolina General Corporation Law or these Bylaws).

i

2.4.
 Notice of Meetings
Notice of any meeting of stockholders, stating the place, date and hour of the meeting, and (if it is a special meeting) the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting (except to the extent that such notice is waived or is not required as provided in the North Carolina General Corporation Law or these Bylaws). Such notice shall be given in accordance with, and shall be deemed effective as set forth in the North Carolina General Corporation Law.
2.5.
 Waivers of Notice
Whenever the giving of any notice is required by statute, the Articles of Incorporation or these Bylaws, a waiver thereof, in writing and delivered to the Corporation, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice (1) of such meeting, except when the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (2) (if it is a special meeting) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter at the beginning of the meeting.
2.6.
 List of Stockholders
After the record date for a meeting of stockholders has been fixed, at least ten days before such meeting, the officer who has charge of the stock ledger of the Corporation shall make a list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.6 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.7.
 Quorum at Meetings
Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter.  Except as otherwise provided by statute or by the Articles of Incorporation, the holders of a majority of the shares entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Once a share is represented for any purpose at a meeting (other than solely to object (1) to holding the meeting or transacting business at the meeting, or (2) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.
2.8.
 Voting and Proxies
Unless otherwise provided in the North Carolina General Corporation Law or in the Corporation’s Articles of Incorporation, and subject to the other provisions of these Bylaws, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation’s capital stock that has voting power and that is held by such stockholder. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.
2.9.
 Required Vote
When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter, unless the proposed action is one upon which, by express provision of statutes or of the Articles of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control with respect to that vote on that matter. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
2.10.
 Action Without a Meeting
Any action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting, without prior notice and without a vote, if the action is taken by persons who would be entitled to vote at a meeting and who hold shares having voting power equal to not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by the stockholders entitled to take action without a meeting, and delivered to the Corporation in the manner prescribed by the North Carolina General Corporation Law for inclusion in the minute book. Electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.10, provided that the procedures and requirements set forth in the North Carolina General Corporation Law are met. No consent shall be effective to take the corporate action specified unless the number of consents required to take such action are delivered to the Corporation within sixty days of the delivery of the earliest-dated consent. Written notice of the action taken shall be given in accordance with the North Carolina General Corporation Law to all stockholders who do not participate in taking the action who would have been entitled to notice if such action had been taken at a meeting having a record date on the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

3.
 Directors
3.1.
 Powers
The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the Articles of Incorporation or as otherwise may be provided in the North Carolina General Corporation Law.
3.2.
 Number of Directors
The number of directors which shall constitute the whole board shall not be fewer than one (1) nor more than ten (10). The first board shall consist of two (2) directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution adopted by a majority of the Board of Directors.
3.3.
 Nomination and Election of Directors
Except as otherwise provided by the Articles of Incorporation or any agreement between the Company and all stockholders, the Board of Directors shall nominate candidates to stand for election as directors, and the directors shall then be elected at the annual meeting of the stockholders, except as provided in Section 3.4 hereof. Each director elected shall hold office until such director’s successor is elected and qualified or until the director’s earlier death, resignation, retirement, removal or disqualification. Those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected. Directors need not be stockholders. If authorized by the Board of Directors, a ballot submitted by electronic transmission shall be effective to elect directors, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.

3.4.
 Vacancies
Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal. In the event that one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal.
3.5.
 Meetings
3.5.1.
Regular Meetings
Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
3.5.2.
Special Meetings
Special meetings of the Board of Directors may be called by the President, the Chairman of the Board of Directors or any two (2) directors on 24 hours-notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least 24 hours in advance of the meeting), telegram or facsimile transmission, and on five (5) days’ notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of a special meeting.
3.5.3.
Telephone Meetings
Members of the Board of Directors may participate in a meeting of the board by any communication by means of which all participating directors can simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
3.5.4.
Action Without Meeting
Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if the action is taken by all members of the Board or committee, as the case may be. The action must be evidenced by (i) one or more written consents describing the action taken, signed by each director, and delivered to the Corporation for filing in the minute book or (ii) one or more electronic transmissions describing the action taken and delivered to the Corporation for filing in the minute book. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

v

3.5.5.
Waiver of Notice of Meeting
A director may waive any notice required by statute, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minute book. Notwithstanding the foregoing, a director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
3.6.
 Quorum and Vote at Meetings
At all meetings of the board, a quorum of the Board of Directors consists of a majority of the total number of directors prescribed pursuant to Section 3.2 of these Bylaws. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.
3.7.
 Committees of Directors
The Board of Directors may designate one or more committees, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter expressly required by the North Carolina General Corporation Law to be submitted to stockholders for approval or adopting, amending or repealing any bylaw of the Corporation; and unless the resolution designating the committee, these bylaws or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to the North Carolina General Corporation Law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors, when required. Unless otherwise specified in the Board resolution appointing the Committee, all provisions of the North Carolina General Corporation Law and these Bylaws relating to meetings, action without meetings, notice (and waiver thereof), and quorum and voting requirements of the Board of Directors apply, as well, to such committees and their members.

3.8.
 Compensation of Directors
The Board of Directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
3.9.
 Chairman of the Board
There may be a Chairman and a Vice Chairman of the Board of Directors, both of which shall be appointed by the directors. The Chairman shall (when present) preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board. The Chairman may call meetings of the Board and of any committee thereof, whenever he deems necessary, and he shall call to order and preside at all meetings of the shareholders of the Corporation. In addition he shall have such other powers and duties as the Board of Directors shall designate from time to time.
4.
 Officers
4.1.
 Positions
The officers of the Corporation shall be a President, Vice President, Treasurer, and Secretary, and such other officers as the Board of Directors (or an officer authorized by the Board of Directors) from time to time may appoint, including one or more Executive Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers. Each such officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers. Any number of offices may be held by the same person, except that in no event shall the President and the Secretary be the same person.
4.2.
 President
The President shall be the chief executive officer of the Corporation and shall have overall responsibility and authority for management of the day-to-day operations of the Corporation in accordance with these Bylaws (subject to the authority of the Board of Directors), and shall ensure that all orders and resolutions of the Board of Directors and stockholders are carried into effect. The President shall, in general, perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. The President may execute any deeds, bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.
4.3.
 Vice President
In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President may execute any deeds, bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

4.4.
 Secretary
The Secretary shall have responsibility for preparation of minutes of meetings of the Board of Directors and of the stockholders and for authenticating records of the Corporation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary or an Assistant Secretary may also attest all instruments signed by any other officer of the Corporation.
4.5.
 Assistant Secretary
The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary.
4.6.
 Treasurer
The Treasurer shall have responsibility for the custody of the corporate funds and securities and shall see to it that full and accurate accounts of receipts and disbursements are kept in books belonging to the Corporation. The Treasurer shall render to the Chairman, the President, and the Board of Directors, upon request, an account of all financial transactions and of the financial condition of the Corporation.
4.7.
 Assistant Treasurer
The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer.
4.8.
 Term of Office
The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.

4.9.
 Compensation
The compensation of officers of the Corporation shall be fixed by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the compensation of such other officers.
4.10.
 Fidelity Bonds
The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.
5.
 Capital Stock
5.1.
 Certificates of Stock; Uncertificated Shares
The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by the Chairman, President or any Vice President, and by the Treasurer, Secretary or any Assistant Treasurer or Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
5.2.
 Lost Certificates
The Board of Directors, Chairman, President or Secretary may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the board or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the board or such officer shall require and/or to give the Corporation a bond or indemnity, in such sum or on such terms and conditions as the board or such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.

5.3.
 Record Date
5.3.1.
Actions by Stockholders
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.
In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the North Carolina General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by the North Carolina General Corporation Law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the North Carolina General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
5.3.2.
Payments
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

x

5.4.
 Stockholders of Record
The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the North Carolina General Corporation Law.
6.
 Indemnification; Insurance
6.1.
 Authorization of Indemnification
Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the North Carolina General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Persons who are not directors or officers of the Corporation and are not so serving at the request of the Corporation may but need not be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The indemnification conferred in this Section 6.1 also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such Proceeding in advance of its final disposition; provided, however, that, if and to the extent the North Carolina General Corporation Law requires, the payment of such expenses (including attorneys’ fees) incurred by a director or officer in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 6.1 or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate.

6.2.
 Non-exclusivity
The rights to indemnification and advance payment of expenses provided by Section 6.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
6.3.
 Survival of Indemnification
The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, Section 6.1 hereof shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.
6.4.
 Insurance
The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the North Carolina General Corporation Law.
7.
 General Provisions
7.1.
 Inspection of Books and Records
Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.
7.2.
 Dividends
The Board of Directors may, but shall not be obligated to, declare dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation and the laws of the State of North Carolina.

7.3.
 Reserves
The directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.
7.4.
 Execution of Instruments
All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
7.5.
 Fiscal Year
The fiscal year of the Corporation shall end on the 31st day of December of each year.
7.6.
 Seal
The corporate seal shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
* * * * *
The foregoing Bylaws are hereby certified as the Bylaws of the Corporation as adopted and in effect on March 18, 2015.

 ________________________
Secretary

AMENDMENT DATED NOVEMBER 11, 2016
TO THE BYLAWS OF
LEVEL BRANDS, INC.
(FORMERLY KNOWN AS LEVEL BEAUTY GROUP, INC.)

On November 11, 2016 the shareholders of Level Brands, Inc., a North Carolina corporation formerly known as Level Beauty Group, Inc. (the "Corporation") adopted the following amendments to the Corporation's Bylaws:

1. Section 2.7 Quorum at Meeting is hereby deleted in its entirety and replaced with the following:

2.7 Quorum at Meeting.

2. Section 7.5 Fiscal Year is hereby deleted in its entirety and replaced with the following:

7.5 Fiscal Year.

The fiscal year of the Corporation shall end on September 30 of each year.

3. Article 7 – General Provisions is hereby amended to add the following:

7.7 Amendments.

The Corporation's Board of Directors may amend or repeal the Corporation's Bylaws unless the North Carolina General Corporation Law reserves the power to amend a particular Bylaw provision exclusively to the stockholders.

4. Except as set forth in this Amendment, all other provisions of the Corporation's Bylaws remain in full force and effect.

November 11,2016

Level Brands, Inc.

By: ______________________
Martin A. Sumichrast,
Chief Executive Officer